UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14001 Marshall Drive, Lenexa, KS 66215

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	The Nasdaq Capital Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On Wednesday, August 23, 2023, Digital Ally, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). There were 1,495,511 shares of common stock, par value $0.001 per share (the “Common Stock”), represented in person or by proxy at the Annual Meeting, constituting approximately 53.39% of the outstanding shares of Common Stock on July 3, 2023, the record date for the Annual Meeting (the “Record Date”), and establishing a quorum.

Set forth below are each of the four proposals that were voted on at the Annual Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Annual Meeting. These proposals are described in further detail in the Definitive Proxy Statement on Schedule 14A that the Company filed with the U.S. Securities and Exchange Commission on July 14, 2023.

Proposal One: Election of Four Directors of the Company.

Name	Votes For	Votes Withheld	Broker Non-Votes
Stanton E. Ross	457,692	139,935	897,882
Leroy C. Richie	353,646	243,983	897,882
Daniel F. Hutchins	464,102	133,527	897,882
Michael J. Caulfield	455,869	141,760	897,882

All nominees were duly elected.

The Board of Directors of the Company made appointments to its various committees after the Annual Meeting. The members of the Company’s Audit Committee are Messrs. Hutchins, Richie and Caulfield. Mr. Hutchins is the chairman of the Audit Committee. The members of the Compensation Committee are Messrs. Richie and Caulfield. Mr. Richie is the chairman of the Compensation Committee. The members of the Nominating and Governance Committee are Messrs. Richie and Caulfield. Mr. Richie is the chairman of the Nominating and Governance Committee.

Proposal Two: Approval of the Amendment to the 2022 Digital Ally, Inc. Stock Option and Restricted Stock Plan (the “Plan Amendment”).

Votes For	Votes Against	Abstain	Broker Non-Votes
333,004	256,071	8,554	897,882

The Plan Amendment was approved.

Proposal Three: Ratification of the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Votes For	Votes Against	Abstain
1,329,378	151,912	14,221

The appointment of RBSM LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023 was ratified.

Proposal Four: Approval of the transactions contemplated by the securities purchase agreement, entered into as of April 5, 2023, by and between the Company and investors, including, the issuance of 20% or more of our outstanding shares of Common Stock upon (i) conversion of the senior secured convertible notes due January 5, 2024, (ii) exercise of Tranche 1 Common Stock Purchase Warrant (iii) exercise of Tranche 2 Common Stock Purchase Warrant; and (iv) exercise of Tranche 3 Common Stock Purchase Warrant, each dated April 5.

Votes For	Votes Against	Abstain	Broker Non-Votes
450,962,	134,561	12,106	897,882

The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2023

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer